EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF SARBANES OXLEY ACT OF 202
Earl L. Yager, as Chief Executive Officer of CHAD Therapeutics, Inc. (the “Company”), and Tracy A. Kern, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, that:
     (1) the Company’s Quarterly Report of Form 10-Q for the quarterly period ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2008	/s/ Earl L Yager
Earl L. Yager
Chief Executive Officer Of CHAD Therapeutics, Inc.

Dated: August 14, 2008	/s/Tracy A. Kern
Tracy A. Kern
Chief Financial Officer Of CHAD Therapeutics, Inc.